EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


Parent
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Kentucky First Bancorp, Inc.



                                            State or Other          Percentage
  Subsidiaries (1)                   Jurisdiction of Incorporation   Ownership

First Federal Savings Bank                  United States              100%

Cynthiana Service Corporation (2)           Kentucky                   100%


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(1)      The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the financial statements attached hereto as an exhibit.
(2)      Wholly owned subsidiary of First Federal Savings Bank.